Exhibit 99.2

Foundry All Hands July 21, 2008

July 21, 2008 Today's Announcement Brocade to acquire Foundry Approximately $3B, primarily cash transaction Accretive to Brocade beginning in FY2009 Unique strategic position in networking industry Creates the most talented workforce in our space Expected to close by the end of Calendar 2008

Brocade Overview Founded: 1995 Incorporated: 1999, Delaware IPO: 1999 - NASDAQ: BRCD Fiscal Year Ends: Last Saturday in October ~2700 employees worldwide Revenues of $1,240M in FY 2007, $751M in FY 2006 Headquarters: San Jose, CA International Headquarters: Geneva, Singapore Leading provider of Storage Area Networking and Data Center Solutions Recent Acquisitions: Rhapsody, McDATA, Silverback Systems, NuView, Strategic Business Systems (SBS)

Mike Klayko CEO Strategic Rationale

July 21, 2008 Strategic Rationale Brocade leads in data storage networking with significant technology, product, distribution, and installed base advantages Foundry - leading innovator in data networking for enterprises and service providers with performance leadership in the emerging 10GE market Combined company uniquely positioned across $20+B networking market targeting enterprises and service providers Combined strengths specifically play to where market is heading - highest performance & reliability, new & converged technologies Many complementary aspects of the combination can accelerate our innovation, growth, and market presence - profitably

July 21, 2008 Networking and Data Center Landscape Public Internet Servers Storage Server-to-Storage Networks (SAN) Enterprise Networks Service Provider Networks Home Networks Server-to-Server Networks Data Center Non Data Center L4-7 Content Switching

July 21, 2008 Networking and Data Center Landscape Trends Public Internet Servers Storage Server-to-Storage Networks (SAN) Enterprise Networks Service Provider Networks Home Networks Server-to-Server Networks Data Center Non Data Center L4-7 Content Switching Dynamic Change & Architectural Reconsideration Unprecedented traffic and data growth Increased customer expectations - performance, reliability, choice Convergence and virtualization driving new network requirements New technologies and standards evolving and emerging

July 21, 2008 Leader in Data Center and Storage Networking Solutions Storage networking (SAN) leader Fibre Channel innovator and performance leader Products utilized in 90+% of Global 2000 Direct touch sales, OEM partnerships >50% of demand from international Leader in High-Performance Enterprise Data Networks LAN, WAN, MAN, and wireless solutions Ethernet innovator and performance leader Strong Federal, Enterprise, and Service Provider Direct touch sales, VAR partnerships > 60% of demand from US

July 21, 2008 Servers Storage The New Brocade Unique and Compelling Market Position Data Center Non Data Center Highest Performance and Reliability Pragmatic Convergence Strategy Investment Protection for Customers

July 21, 2008 The New Brocade: End-To-End Networking Solutions Provider Vendor SAN LAN MAN WAN Cisco Juniper ProCurve Nortel AlcaLu

July 21, 2008 The New Brocade is more diversified, with greater opportunity for positive synergies

July 21, 2008 Customer Benefits from this Transaction Full range of industry-leading performance products for the enterprise and service provider markets Broadened choice - first true, high-performance alternative for "end-to-end" networking on both sides of the server Most straightforward and advanced technology & roadmap for convergence and next-generation capabilities Investment protection and extension - lowest TCO, lowest power and cooling requirements, lowest disruption Accelerated pace of innovation and integrated networking solutions

July 21, 2008 Employee Benefits from this Transaction Bigger, Better, Stronger Company More resources, increased R&D, economies of scale Continued entrepreneurial spirit, commitment to growth, and technological leadership More opportunities for personal and professional growth - new technologies, products, channels, markets

Next steps and timeline

July 21, 2008 Integration Strategy Transaction expected to close by the end of Calendar 08 Acquisition of a complementary business, not redundant. Emphasis on accelerating growth Integration effort will be jointly coordinated Will leverage experience from past integration success High priority on retaining key skills and capabilities from the Foundry Stay tuned! Integration planning to begin first week of August

July 21, 2008 Guidelines: Do's & Don'ts DO NOT give impression that the parties are acting jointly or have combined operations prior to closing. Planning is okay. DO continue to compete, develop and market our products, as if no acquisition is pending. DO NOT stop pursuing customer prospects. DO NOT use any competitive information received from Foundry for any commercial purpose. DO NOT seek (or share) highly sensitive competitive information, such as customer pricing information. DO NOT slow down or lose focus!! DO read the complete list of rules of engagement posted on the Intranet.

July 21, 2008 Summary - A Very Compelling Combination Expect to accelerate innovation and grow our joint position in a much larger, very dynamic TAM Strategically positioned, from LAN to SAN, on both sides of the server, to address the trends of convergence and evolving, next-generation networks Long list of complementary skills and assets - technology, partners, distribution, customers - that can be leveraged for greater market impact Accretive transaction - two financially strong companies combining for an even more compelling business model Proven track record of successful integration to drive shareholder value

Thank You Q and A